Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 30, 2004 relating to the financial statements of Saks Incorporated, which appear in Saks Incorporated’s Annual Report on Form 10-K for the year ended January 31, 2004.

/s/    PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Birmingham, Alabama

June 15, 2004